SHARE PURCHASE AGREEMENT

PREAMBLE

THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of this **8th day of May, 2023**, by and between, Crucial Innovations Corp (CINV:OTC:USMKTS), a company organized under the laws of Nevada, United States of America (Commission/File Number 333-229638) with its registered office at 555 South Flower Street, 24th Floor, Los Angeles, CA 90071, United States ("Buyer"),

and

WLR Farming (Pty) Ltd, a company organised under the laws of South Africa with its registered office at Labor Straat ERF 1276, Industria, Viljoenskroon, Free State and registered and owned by both LYNNE GRIESEL (South African Identity Number: 7602030056085) ("Seller One") and by GRIESEL, WILLEM JOHANNES STEFANUS (South African Identity Number: 8206225069082) ("Seller Two")

WHEREAS

Whereas, Seller One owns fifty shares (the "Shares") in WLR Farming (Pty) Ltd company number 2020/265161/07; and Seller Two owns fifty shares (the "Shares") in WLR Farming (Pty) Ltd company number 2020/265161/07.

Whereas, Sellers wishes to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions herein set forth, and with the intent to be bound, the parties to this Agreement ("the Parties") hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

"Agreement" shall have the meaning set forth in the Preamble to this Agreement.

"Buyer" shall have the meaning set forth in the Preamble to this Agreement.

"Closing" shall have the meaning set forth in Section 4.1.

"Closing Date" shall have the meaning set forth in Section 4.1.

"Company" shall have the meaning set forth in the Recitals to this Agreement.

"Purchase Price" shall have the meaning set forth in Section 3.1.

"Seller One" shall have the meaning set forth in the Preamble to this Agreement.

"Seller Two" shall have the meaning set forth in the Preamble to this Agreement.

"Shares" shall have the meaning set forth in the Recitals to this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Shares

a. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller One hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller One, free and clear of Encumbrances, all of Seller's One right, title and interests in, at the time of Closing, the Shares.

b. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller Two hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts from Seller Two, free and clear of Encumbrances, all of Seller's Two right, title and interest in, at the time of Closing, the Shares.

c. Seller One and Seller Two hereby irrevocably waives any restrictions on transfer to the extent possible (including any of its rights of pre-emption) which may exist in relation to the Shares, whether under the articles of association (or local equivalent) of the Company or otherwise.

ARTICLE III

PURCHASE PRICE: ALLOCATION OF PURCHASE PRICE

3.1 Purchase Price

a. The total consideration for the Shares owned by Seller One and Seller Two in WLR Farming (Pty) Ltd is an equal amount in cash equal to an amount of Six Million South African Rands excluding Value Added Tax. Buyer shall pay the Purchase Price to Sellers by wire transfer over a twelve-month period from date of signing of the agreement and will immediately issue shares worth Two Hundred and Fifty United States Dollars at two dollars fifty per share price of buyers own capital share structure upon signing of this agreement. The shares will be divided equally between Seller One and Seller Two.

ARTICLE IV

CLOSING

4.1 Closing

a. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") held on the date of signing of this agreement by the last party to sign off this agreement, hereof (the "Closing Date"). The signing of the agreement can take place in different locations and the agreement can be shared electronically between the Buyer and the Sellers. Except to the extent expressly set forth in this Agreement to the contrary, and notwithstanding the actual occurrence of the Closing at any particular time on the Closing Date, the Closing shall be deemed to occur and be effective as of 12:01 a.m. London time on the Closing Date.

4.2 Deliveries at the Closing

a. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall deliver to Buyer copies of the resolutions (or local equivalent) of the board of directors (or local equivalent) and, where required, the stockholder(s) of Sellers, authorizing and approving the transactions contemplated by this Agreement, certified by the respective corporate secretary (or local equivalent) or a director to be true and complete and in full force and effect and unmodified as of the Closing.

b. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall deliver to the Seller's copies of the resolutions (or local equivalent) of the board of directors (or local equivalent) and, where required, the stockholder(s) of Buyer, authorizing and approving the transactions contemplated by this Agreement, certified by the respective corporate secretary (or local equivalent) or a director to be true and complete and in full force and effect and unmodified as of the Closing.

c. Each document of transfer or assumption referred to in this Section 4.2 (or in any related definition set forth in Article 1) that is not attached as an Exhibit to this Agreement shall be in customary form (including with respect to the jurisdiction to which it pertains) and shall be reasonably satisfactory in form and substance to the parties thereto, but shall not contain any representations, warranties, covenants or agreements other than those specifically contemplated in or referred to in this Agreement.

d. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Parties shall sign the transfer of the Shares in the share register of Company.

Seller One hereby gives ...., the power to transfer for it and in its name the Shares to the Buyer and to that effect sign for it and in its name, in the capacity of assignor, the transfer of the Shares to the Buyer in the share register of the Company, subject to the conditions of this Agreement in 3.1

Seller Two hereby gives ...., the power to transfer for it and in its name the Shares to the Buyer and to that effect sign for it and in its name, in the capacity of assignor, the transfer of the Shares to the Buyer in the share register of the Company, subject to the conditions of this Agreement in 3.1
Buyer hereby gives ...., the power to accept for it and in its name the Shares from the Seller and to that effect sign for it and in its name, in the capacity of assignee, the transfer of the Shares from the Seller to the Buyer in the share register of the Company.

ARTICLE V

MISCELLANEOUS

5.1 Notices

Any notice required to be given hereunder shall be sufficient if in writing, and sent by email transmission (provided that any notice received by email transmission or otherwise at the addressee's location on any business day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next business day), by reliable overnight delivery service (with proof of service), hand delivery or certified or

registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Buyer: [redacted]

Email: [redacted]

With a copy to: [redacted]

Email: [redacted]

To Seller One: [redacted]

Email: [redacted]

With a copy to: [redacted]

Email: [redacted]

To Seller Two: [redacted]

Email: [redacted]

With a copy to: [redacted]

Email: [redacted]

or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; <u>provided</u>, <u>however</u>, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

5.2 <u>Counterparts: Effectiveness</u>

This Agreement may be executed in two or more consecutive counterparts (including by email), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

5.3 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Nevada, United States of America, without giving effect to any choice or conflict of law provision or rule.

5.4 Arbitration

Any dispute, controversy or claim arising out of or relating to the conclusion, interpretation or performance of the present Agreement, or the breach, termination or invalidity thereof, shall be definitively settled by arbitration.

The Parties shall have the arbitration conducted in accordance to the Procedural Rules of the Nevada Regulations Statue Chapter 38, by an arbitral tribunal appointed in accordance to the Procedural Rules of NRS Chapter 38.

The arbitral tribunal shall be composed of three arbitrators

The place of arbitration shall be Nevada, unless the arbitral tribunal decides otherwise with the agreement of all Parties.

The language of the arbitration shall be the language of the present Agreement, English.

The Parties hereby waive their right to any form of recourse against an award to any court or other competent authority, insofar as such waiver can validly be made under the applicable law.

5.5 Assignment

No Party to this Agreement may assign any of its rights and obligations under this Agreement without the prior written consent of the other party hereto; provided, however, either party may assign its rights and obligations to one or more of its respective Wholly-Owned Subsidiaries (it being understood that such assignment shall not be permitted if it would delay or impair the consummation of the transactions contemplated hereby); provided, further, that, no such assignment shall relieve the assigning party of any of its obligations hereunder.

5.6 Parties in Interest

This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the Parties hereto and such permitted assigns, any legal or equitable rights hereunder.

5.7 Titles and Headings

The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

5.8 Entire Agreement

This Agreement (including the Schedules and Exhibits attached hereto or delivered in connection herewith) constitutes the entire agreement among the Parties hereto with respect to the matters covered by this Agreement and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

5.9 Further Action

After Closing, each of the Parties shall do, execute and deliver or procure to be done, executed and delivered, at the reasonable request and expense of the other Party, all such further acts, deeds, documents, instruments of conveyance, assignment and transfer and things as may be necessary to give effect to the terms of this Agreement.

5.10 Amendment and Modifications

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

5.11 Waiver

Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the Party or Parties waiving such terms or conditions.

5.12 Severability

If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction (i.e. including an arbitral tribunal) or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions completed by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

5.13 Interpretation

a. Unless otherwise indicated to the contrary in this Agreement by the context or use thereof:
   i. the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof;
   ii. words importing the masculine gender shall also include the feminine and neutral genders, and vice versa;
   iii. words importing the singular shall also include the plural, and vice versa;
   iv. the word "including" means "including without limitation".

b. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.14 Representations and Warranties

All representations and warranties in connection with the transfer of the Shares are set forth in Schedule 1.

5.15 Governing Language

The English language shall be the definitive and controlling text of this Agreement, notwithstanding the translation of this Agreement into any other language.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

____

Name: [redacted]

Title: [redacted]

[redacted]

____

Name:

Title:

____

Name:

Title:

SCHEDULE 1
SELLERS' REPRESENTATIONS AND WARRANTIES

ARTICLE VI

RELATIONSHIP BETWEEN SCHEDULE 1 AND OTHER PROVISIONS OF THE AGREEMENT

6.1 In case of any conflict between on the one hand any of the following provisions and on the other hand the previous provisions of this Agreement, the previous provisions shall prevail.

6.2 The following provisions are an integral part of the Agreement. All capitalized terms are defined in the Agreement.

ARTICLE VII

7.1 Capacity of Sellers

Each Seller has the full legal right and capacity to enter into this Agreement and perform his, her or its obligations hereunder. True, correct and complete copies of all organizing documents of any Seller that is not an individual have been provided to Purchaser. The Sellers declare that they have the right and full power to enter into and perform this Agreement and that they do not thereby violate any South African law, South African regulation or any court or arbitration decision rendered by a South African or foreign court to which they may be subject or any agreement to which they are a party. The Sellers declare that, upon due execution by the Purchaser, the Agreement constitutes valid and binding obligations of them, enforceable against them in accordance with its terms.

7.2 Authorisation of Certain Conflicts

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

a. conflict with or result in a breach of any provision of the organizing documents of any Seller that is not an individual;

b. require the payment or the incurring of any obligation on the part of the Seller or result in a loss of rights or default (or give rise to any right of termination, cancellation or acceleration), with or without notice or lapse of time, under any of the provisions of any contract, agreement or instrument to which such Seller is a party or the Shares may be bound;

c. breach or otherwise constitute a default under any agreement or undertaking binding on such Seller or the Shares or;

d. violate any judgment, decree, order, injunction, or any statute, law, regulation or rule of any court or any federal, regional, provincial, municipal or other domestic or foreign Governmental Authority applicable to such Seller, the Shares or any of its or their operations or property.

7.4 Title of Shares

Exhibit .... sets forth the whole of such Seller's shares or interest in the Company or in any subsidiary of the Company (and to the extent Seller shall have any additional interest or shares in the Company, the same shall be included as Shares and transferred to Purchaser at Closing with no additional cost to Purchaser). Such Seller's Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of such Seller's Shares was issued in violation of any applicable Law. Such Seller has and shall convey to Purchaser good and marketable title to such Seller's Shares. Such Seller's Shares are and shall be conveyed to Purchaser free and clear of all pledges or liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. Such Seller has full voting power over its Shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the Shares other than the Shareholders Agreement and the articles of association of the Company. As of the Closing Date no person will have any preemptive right to purchase such Seller's Shares other than as set forth in this Agreement, in the Shareholders Agreement and the articles of association of the Company.

7.5 Litigation

There are no legal proceedings now in progress, pending or, to such Seller's knowledge, threatened against such Seller which could adversely affect the validity and enforceability of the transfer of such Seller's Shares to Purchaser. Such Seller is not subject to any order, writ, injunction or decree of any court or any Governmental Authority which could adversely affect the validity and enforceability of the transfer of such Seller's Shares to Purchaser.

7.6 Proper and valid organization

The Company is a corporation that is duly organized and validly existing under the applicable laws of South Africa and was properly constituted. It has its actual centre of administration at its registered seat and it has no branches or representative offices, whether in South Africa or abroad; it has all requisite corporate power and authority under applicable laws to carry on the business presently conducted by it. It has been and is properly and timely registered with the Companies and Intellectual Commission of South Africa and the registration is accurate, complete and up to date. The Sellers have delivered to the Purchaser complete and accurate copies of the articles of association of the Company and no action has been taken to amend any of them. The Company has at all times acted in all material respects in accordance with its respective articles of association and the Companies Act of South Africa. All facts relating to the Company to be registered under South African law are accurately registered in the respective database for enterprises.

7.7 Books and Records

The Company's books and records are up to date. All board meetings and shareholders meetings have been held in compliance with the applicable law and the respective minutes of the board meetings and shareholder meetings are kept and available at the Company's registered office.

7.8 Board of Directors

A list of the members of the board of directors (including address and date of appointment and publication of appointment) of the Company and, as it exists on the Closing Date, is attached in Enclosure............................ On the Closing Date, all of the members of the

Company's board of directors will give written notice of its/his/her resignation, with effect as at Closing Date.

7.9 Subsidiaries of the Company

There are no companies, corporations, associations, partnerships, joint ventures or other business organisation in which the Company owns or holds, directly or indirectly, any shares or equivalent interests (or right to purchase or otherwise acquire such shares or interests) and there exist no conditional obligations or binding offers concerning the creation of such participations either, nor is the Company a party to any asset deal agreement under which obligations vis-à-vis the co-contracting party are still pending, nor is such agreement or similar agreement under negotiation.

7.10 No Insolvency Proceedings

No insolvency or similar proceedings have been commenced or applied for in respect of the Company's. The Companies are not over-indebted or unable to pay its due debts.

7.11 Litigation

The Company's are not involved in any pending or, to the Sellers' best knowledge, threatened legal disputes, administrative proceedings or administrative inquiries nor are there any circumstances known to the Sellers which might reasonably be expected to provide a basis for such litigation, or which might have a substantial negative impact on the Company's financial situation.

7.12 Other Substantial Elements

To the Sellers' best knowledge, there are no material elements, facts or data relating to the Companies that are of a substantial importance for a potential purchaser of the Shares and should reasonably have been communicated to the Purchaser but were not, and that, if the Purchaser would have had knowledge thereof, would have made the Purchaser renounce to the Agreement and/or would have had a material impact on the terms and conditions under which the Purchaser would have entered into the Agreement.

7.13 Sellers negative covenants

Between the date of this Agreement and the Closing Date, except as consented to in writing by Purchaser or as otherwise contemplated by this Agreement, Sellers will not, and will cause the Company not to:

a. take any action or omit to take any action that could reasonably be expected to render inaccurate any representation or warranty of Sellers contained in this Agreement (as if such representation or warranty was made on each date from the date of this Agreement to the Closing Date);

b. amend any of the Company's articles of association or organizing documents;

c. sell, lease, pledge, hypothecate, mortgage, encumber, transfer, or otherwise dispose of or agree to sell, lease, pledge, hypothecate, mortgage, encumber, transfer, license, or otherwise dispose of, or create any Lien on, the Shares;

d. commence any proceeding to merge, consolidate or liquidate or dissolve, or obligate itself to do so; or

e. enter into any contract, agreement, commitment, option, or obligation which involves the Shares, or the sale, transfer, assignment thereof or any rights therein, including without limitation the right to vote the Shares.

7.14 Further Assurances

From time to time on or after the Closing Date, Sellers and Purchaser will execute and deliver to each other all such further assignments, endorsements and other documents as are reasonably requested in order to complete the sale of the Shares to Purchaser, to enable Purchaser to exercise full rights as the sole owner of the Shares and to otherwise carry out the transactions contemplated by this Agreement.

7.15 Ownership Rights

Without limitation, to the extent Sellers (or any one of them) shall have ownership interests or rights in the Company other than the Shares, such additional interests shall be conveyed to Purchaser at Closing without additional consideration from Purchaser.

ARTICLE VIII

REPRESENATATIONS AND WARRANTIES OF THE SELLERS REGARDING STAFF OF THE COMPANY

8.1 A complete list of every physical person or legal entity on the payroll of the Company or performing services for the Company as an independent contractor (including but not limited to individuals performing work or services on the basis of employment, management and consultancy agreements, regardless of the titles of those agreements or the job titles of the persons involved) is enclosed to this Schedule 1 and Exhibit 1 – List of personnel.

8.2 The enclosed Exhibit 1 shall contain the names, addresses, dates or birth, seniority, job title and a short but complete description of the remuneration package of the individuals concerned.

8.3 The Sellers represent and warrant that there is no pending lawsuit with any person or entity mentioned in Exhibit 1, and that all obligations towards the persons involved, as well as tax and social security authorities, are fully complied with.